Emergent BioSolutions Awarded Procurement Contract Valued up to $235.8 Million to Supply BioThrax® (Anthrax Vaccine Adsorbed) to the U.S. Department of Defense
GAITHERSBURG, Md., Jan. 11, 2024 -- Emergent BioSolutions Inc. (NYSE:EBS) today announced that it has secured an indefinite-delivery, indefinite-quantity (IDIQ) procurement contract with a maximum value up to $235.8 million to supply BioThrax® (Anthrax Vaccine Adsorbed) for use by all branches of the U.S. military as Pre-Exposure Prophylaxis (PrEP) for anthrax disease. The new contract with the U.S. Department of Defense (DoD) and led by the Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense, is comprised of a five-year base agreement ending on September 30, 2028, and an additional five-year option that would extend the contract to September 30, 2033.
“As a part of our mission to protect and enhance lives, Emergent is proud to continue supporting and preparing our nation’s service members who have a high risk of exposure to anthrax bacteria by supplying BioThrax vaccine,” said Paul Williams, senior vice president, products head at Emergent. “This new contract award is a testament to the importance of Emergent’s medical countermeasures portfolio, and we look forward to delivering on our commitments to the U.S. DoD.”
Under the initial five-year IDIQ contract, there is a guaranteed purchase minimum of $20.1 million, with future orders estimated to be at least $20 million for each following year for a total award value up to $235.8 million.
About BioThrax® (Anthrax Vaccine Adsorbed)
BioThrax vaccine is indicated for the active immunization for the prevention of disease caused by Bacillus anthracis in persons 18 through 65 years of age. BioThrax is approved for pre-exposure prophylaxis of disease in persons at high risk of exposure. BioThrax is approved for post-exposure prophylaxis of disease following suspected or confirmed Bacillus anthracis exposure, when administered in conjunction with recommended antibacterial drugs.
The efficacy of BioThrax for post-exposure prophylaxis is based solely on studies in animal models of inhalational anthrax.
Please see full Prescribing Information here.
About Emergent BioSolutions
At Emergent, our mission is to protect and enhance life. For 25 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on LinkedIn, X (formerly Twitter), and Instagram.
Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the development, availability, and government procurement of BioThrax® vaccine and the continued development of Emergent’s anthrax franchise, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “should,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs, and expectations regarding future events based on information that is currently available. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or if known or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events, or circumstances. Readers should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements.

Investor Contact:
Richard S. Lindahl
Executive Vice President, CFO
lindahlr@ebsi.com

Media Contact:
Assal Hellmer
Vice President, Communications
mediarelations@ebsi.com
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